ALEXANDER & BALDWIN, INC.
           ONE-YEAR PERFORMANCE IMPROVEMENT INCENTIVE PLAN


                            AMENDMENT NO. 1
                            ---------------



	The Alexander & Baldwin, Inc. One-Year Performance Improvement Incentive Plan, as restated effective October 22, 1992 (the "Plan"), is hereby amended, effective as of January 1, 2002, as follows:

	1.	Section III.A. of the Plan is hereby amended by adding the following sentence to the end thereof:  "Beginning with awards granted for the 2002 Plan
Year, however, an eligible assignment is a job with 1350 total points under the Company's job evaluation program."

	2.	Section V.B.2. is hereby amended by replacing it in its entirety with the following:

	   "2. Aggregate. The aggregate award paid to all participants will be limited by minimum requirements for 'income before income taxes' and 'return on adjusted net assets' for the Company, which will be established or approved by the Committee in advance for each Plan Year. If such limitations become effective, then the individual award of each participant will be proportionately reduced."

	3.	Except as modified by this Amendment, all terms and provisions of the
Plan shall continue in full force and effect.

	IN WITNESS WHEREOF, Alexander & Baldwin, Inc. has caused this Amendment to be executed on its behalf by its duly authorized officers on this 13th day of December, 2001.


                                             ALEXANDER & BALDWIN, INC.

                                             By /s/ John F. Gasher
                                                Its Vice President


                                             By /s/ Alyson J. Nakamura
                                             Its Secretary